                                 EXHIBIT 10.49

                               FIRST AMENDMENT TO
                           REVOLVING CREDIT AGREEMENT
                              WITH LIMITED WAIVERS

THIS FIRST AMENDMENT ("Amendment") is made and entered into as of May 31, 1994, by and among PYRAMID TECHNOLOGY CORPORATION, a Delaware corporation ("Borrower"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB"), and each other lender whose name is set forth on the signature pages to the Credit Agreement (defined below) or which may hereafter execute and deliver an instrument of assignment with respect to the Credit Agreement (each, a "Bank", and collectively, "Banks"), and FNBB, as Agent for Banks.


                                    RECITALS

     A. Borrower, Agent and Banks have entered into that certain Revolving Credit Agreement dated as of July 30, 1993 (the "Credit Agreement"), pursuant to which Lender made available to Borrower a revolving credit facility in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) outstanding at any time.

     B. Borrower, Agent and Banks desire to amend and to make limited waiver of certain provisions of the Credit Agreement as provided herein.

                                   AGREEMENT

     Now, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto hereby amend the Credit Agreement as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all terms defined in the Credit Agreement have the same meaning when used herein.

     2. Together with the specific changes set forth below, all references to "Eurodollar Loans" and the conversion of Loans, are hereby deleted from the Credit Agreement.

     3. Section 1. 1 is hereby amended by deleting the definitions for "Affected Loan", "Eurodollar Loan" and "Interest Period" in their entirety, and by adding the following definitions in alphabetical order within Section 1.1:

         "ACCOUNTS. Any "account," as such term is defined in Section 9106 of the UCC, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including,

                                       1.

     without limitation, under any trade name, style or division thereof) arising out of goods sold or services rendered by Borrower, and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower (whether or not yet earned by performance on the part of Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing."

         "BORROWING BASE. An amount equal to seventy percent (70%) of Eligible Accounts; or such other percentage as Requisite Lenders shall determine following completion of a commercial finance exam performed by FNBB."

         "COLLATERAL. The property of Borrower covered by the Security Agreement, and any other property, now existing or hereafter acquired, that may at any time be or become subject to a lien granted or created in favor of Agent, on behalf of Banks, to secure the full and complete payment and performance of Borrower's Obligations."

         "ELIGIBLE ACCOUNTS. At any time, the aggregate of Borrower's Accounts excluding, however (a) all Accounts in respect of which full payment has not been received within ninety (90) days of the invoice date; (b) all Accounts as to which the goods, merchandise or other personal property or the rendition of services has not been fully and completely delivered or performed; (c) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by such Accounts; (d) all Accounts as to which the account debtor or other person obligated to make payment thereon is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Agent and Agent has so notified Borrower; (e) all Accounts in which Borrower or an affiliate of Borrower is the account debtor; (f) all Accounts for any account debtor who comprises fifteen percent (15%) or more of Borrower's total Accounts, but only to the extent such Accounts exceed fifteen percent (15%) of Borrower's total Accounts; (g) all Accounts of any governmental agency unless Agent, on behalf of Banks, has received a lien in and to such Accounts which is perfected; (h) in the event thirty percent (30%) or more of the Accounts of any account debtor shall be deemed ineligible under clause (a) above, all accounts of such account debtor; and (i) any Account which Agent in its reasonable discretion shall deem not to qualify as an Eligible Account."

         "FINANCING STATEMENTS. The UCC-1 financing statement(s) executed by Borrower, as debtor, in favor of Agent, on behalf of Banks, as secured party."

         "REQUISITE BANKS. Any combination of Banks whose combined pro rata share of all amounts outstanding hereunder or the Commitment Amount is greater than sixty-six


                                       2.

     and two-thirds percent (66 2/3%) of all such amounts outstanding or the Commitments, as the case may be."

         "SECURITY AGREEMENT. The Security Agreement to be entered into between Borrower and Agent, on behalf of Banks, substantially in the form of Exhibit E, and shall refer to such Security Agreement as the same may be in effect from time to time."

         "UCC. The Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any and all of the attachment, perfection or priority of the lien of Agent, on behalf of Banks, in and to the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions."

     4. The definition of "COMMITMENT AMOUNT" in Section 1.1 is hereby amended by replacing the amount of "$20,000,000" with "$10,000,000" in the first line thereof.

     5. The definition of "LOAN DOCUMENTS" in Section 1.1 is hereby amended by insertng the phrase "the Security Agreement" immediately following "the Note," in the first line thereof.

     6. The definition of "REVOLVING CREDIT TERMINATION DATE" is hereby deleted in its entirety and replaced with "October 31, 1994".

     7. Section 2. 1 (a) is hereby amended by deleting it in its entirety and replacing it with the following:

         "(a) Subject to the terms and conditions hereof, each Bank severally agrees to make Revolving Loans to the Borrower up to the amount of its Commitment, from time to time until the close of business on the Revolving Credit Termination Date, in such sums as Borrower may request, provided that the aggregate principal amount of all Loans at any one time outstanding hereunder shall not exceed the lesser of (i) the Borrowing Base, and (ii) the Commitment Amount less any outstanding amount of Subsidiary Loans (the "Maximum Availability"). Borrower may borrow, prepay pursuant to Section 2.11 and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount of the Commitment Amount or any lesser sum that is at least $1,000,000 and an integral multiple of $100,000. Any Revolving Loan not repaid by the Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date."


     8.   Section 2.1(b) is hereby deleted in its entirety.

                                       3.

     9. Section 2.2(a) is amended by deleting the section in its entirety and replacing it with the following:

         "(a) Whenever Borrower desires to obtain a Loan hereunder, the Borrower shall notify the Agent (which notice shall be irrevocable) by telex, electronic facsimile transmission, telegraph or telephone received no later than 1:00 p.m. Boston time on the date one Business Day before the day on which the requested Loan is to be made. Such notice shall specify the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section
     2.1. Each such notification (a "NOTICE OF BORROWING") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto, provided that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error."

     10. Section 2.4 is hereby amended by deleting the section in its entirety and replacing it with the following:

         "COMMITMENT FEE. Borrower shall pay to Agent for the account of each Bank during the Revolving Credit Period a commitment fee computed at the rate of one-half of one percent (1/2 of 1%) per annum on the average daily amount of the unborrowed portion of the Commitment Amount during each month or portion thereof until such time as Borrower shall receive an injection of additional equity in an amount equal to not less than Fifteen Million Dollars ($15,000,000), and at the rate of one-quarter of one percent (1/4 of 1%) thereafter. Commitment fees shall be payable monthly in arrears, on the last day of each month beginning May 31, 1994, and on the last day of the Revolving Credit Period. Letters of Credit shall be deemed a borrowing to the extent of their undrawn amount for purposes of this Section 2.4(a)."

     11.  Sections 2.7, 2.9(a) and 2.14 are hereby deleted in their entirety.

     12. Section 2.8 is hereby amended by deleting it in its entirety and replacing it with the following:

         "Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus 150 basis points. Such interest shall be payable on the last day of each month commencing August 31, 1993, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise)."

     13. Section 2.16 is hereby amended by adding "and shall be secured by all of the Collateral" at the end of such Section.

     14. Section 4.9 is hereby amended by deleting it in its entirety and replacing it with the following:

                                       4.

         "TAXES. All material federal, state, local and foreign tax returns, reports and statements required to be filed by Borrower and, to the best of Borrower's knowledge, after due inquiry, by any of Borrower's Subsidiaries have been filed with the appropriate governmental agencies and all charges and other impositions shown thereon to be due and payable by Borrower or such Subsidiary have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Borrower or such Subsidiary is contesting its liability therefore in good faith and has fully reserved all such amounts in the financial statements provided to Agent pursuant to Section 5.1, or any such fine, penalty, interest or late charge will not have a Material Adverse Effect upon the business operations or assets of Borrower. Borrower and, to the best of Borrower's knowledge, after due inquiry, each of Borrower's Subsidiaries has paid when due and payable all taxes and other charges upon the books of Borrower or such Subsidiary. Proper and accurate amounts have been withheld by Borrower and, to the best of Borrower's knowledge, each of Borrower's Subsidiaries from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies."

     15. Section 4.14 is hereby deleted in its entirety and replaced with the following:

         "(a) ERISA. All Pension Plans of Borrower, including terminated Pension Plans, that are intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") have been determined by the IRS to be qualified. All Pension Plans existing as of the date hereof continue to be so qualified. No "reportable event" (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Pension Plan for which the thirty-day notice requirement may not be waived other than those of which the appropriate Governmental Agency has been notified. All Employee Benefit Plans of Borrower have been operated in all material respects in accordance with their terms and applicable law, including ERISA, and no "prohibited transaction" (as defined in ERISA and the Code) that would result in any material liability to Borrower or any of Borrower's Subsidiaries has occurred with respect to any such Employee Benefit Plan.

         (b) LABOR MATTERS. There are no strikes or other labor disputes against Borrower or any of Borrower's Subsidiaries or, to the best of Borrower's knowledge, threatened against Borrower or any of Borrower's Subsidiaries, which would have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower or, to the best of Borrower's knowledge, or any of Borrower's Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from Borrower on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or, if not due, accrued as a liability on the books of Borrower.




                                       5.

         (c) EMPLOYMENT AND LABOR AGREEMENTS. Except as set forth on Schedule 4.14, there are no employment agreements covering management of Borrower or any of Borrower's Subsidiaries and there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any such Subsidiary. A true and complete copy of each such agreement has been furnished to Agent."

     16. A new Section 4.16 is hereby added as follows:

         "4.16 OTHER AGREEMENTS. Neither Borrower nor any of Borrower's Subsidiaries is a party to or is bound by any agreement, contract, lease, license or instrument, or is subject to any restriction under its respective charter or formation documents, which has, or is likely in the future to have, a Material Adverse Effect."

     17. A new Section 4.17 is hereby added as follows:

         "4.17 FULL DISCLOSURE. No information contained in this Agreement, the other Loan Documents or any other documents or written materials furnished by or on behalf of Borrower to Agent or any Bank pursuant to the terms of this Agreement or any of the other Loan Documents contains any untrue or inaccurate statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein not misleading in light of the circumstances under which made."

     18. Section 5.1(b) is hereby amended by deleting it in its entirety and replacing it with the following:

         "(B) as soon as available, but in any event within 30 days after the end of each month, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statements of income and cash flow for, the period then ended, certified by the chief financial officer of Borrower but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;"

     19. Section 5.1(c) is hereby amended by deleting it in its entirety and replacing it with the following:

         "(C) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit C hereto signed on behalf of Borrower by its chief financial officer, which report shall include an aging of Borrower's Accounts;"

     20. Section 5.7(a) "Quick Ratio", and Section 5.7(c) "Consolidated Tangible Net Worth", are hereby deleted in their entirety.

                                       6.

     21. A new Section 5.9 is added as follows:

         "REMITTANCE OF PROCEEDS. Beginning as soon as practicable and in no event later than July 15, 1994, Borrower shall deliver, on a daily basis or as often as payments are received, its primary cash balances to its account with FNBB at FNBB's head office in Boston, Massachusetts. The balances in such account shall be applied to Borrower's Obligations hereunder on a daily basis to the extent such Obligations exist."

     22. Section 6.4(g) is hereby amended by replacing the amount of "$2,000,000" in line two thereof with the amount of "$7,000,000".

     23. Section 6.10 is deleted in its entirety and replaced with the following:

         "PERMITTED LOSSES. Borrower shall not incur operating losses in excess of $15,000,000 for the fiscal quarter ending April 2, 1994; in excess of $6,500,000 for the fiscal quarter ending closest to June 30, 1994; nor in excess of $3,000,000 for the fiscal quarter ending nearest to September 30, 1994."

     24. Section 9.1 is hereby amended by replacing the contact name for Borrower with "Kent L. Robertson", and for Cooley Godward Castro Huddleson & Tatum with "Pamela J. Martinson".

     25. Section 9.8 is hereby amended by deleting it in its entirety and replacing it with the following:

         "AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Requisite Banks and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following:

         (a) increase the Commitment Amount or extend the Revolving Credit Termination Date or subject any Bank to any additional obligations;

         (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                                       7.

         (d) change the percentage of the Commitment Amount or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder; or

         (e)  amend this Section 9.8."

     26. Exhibit C, the Report of Chief Financial Officer, is hereby amended by adding "Schedule B - Borrowing Base" in the form attached hereto as Exhibit A.

     27. LIMITED WAIVERS. Compliance with the financial covenants contained in Section 6.10 of the Credit Agreement regarding profitability is waived as, and only to the limited extent as, to the fiscal quarter ending April 2, 1994;

provided, however, the consents, waivers and amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent to any other action prohibited by, or a waiver or modification of, any other term or condition of the Credit Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any instrument or agreement referred to therein; or (ii) to be a consent to any future amendment or modification to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.

     28. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that all of its representations and warranties in Section 4 of the Credit Agreement continue to be true and complete in all material respects as of the date hereof (except to the extent such specifically relate to another date or as specifically described on Schedule 1 hereto) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.

     29. CONDITIONS PRECEDENT. The legal effectiveness of this Amendment is subject to the following conditions precedent:

         A. CORPORATE DOCUMENTS. Agent shall have received (i) resolutions of the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and to grant the security interests in the Collateral, and (ii) a certificate of incumbency and specimen signature with respect to the authorized representatives of Borrower executing Loan Documents and requesting Loans or the issuance of Letters of Credit.

         B.   SECURITY DOCUMENTS.  Agent shall have received the following:


                                       8.

                          i.  the Security Agreement, in form and substance
satisfactory to Agent, duly executed and delivered by Borrower;

                         ii.  certified copies, dated close to the date
hereof, of requests for copies or information (Form UCC-3 or equivalent), or certificates, dated close to the date hereof, satisfactory to Agent, of a UCC Reporter Service, listing all effective financing statements which name Borrower as debtor and which are filed in the appropriate offices in the states in which are located the chief executive offices or any offices or facilities of Borrower together with copies of such financing statements, and accompanied by written evidence (including UCC termination statements) satisfactory to Agent that the Encumbrances indicated in any such financing statements are either permitted hereunder or have been terminated or released;

                        iii. Each Financing Statement, in each instance duly executed by Borrower, required by law or reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent, on behalf of Banks, a first priority, fully perfected Encumbrance in and to the Collateral; and

                         iv.  An opinion of the in-house counsel to
Borrower with respect to (A) the good standing of Borrower in Delaware and its qualification to do business in California, (B) the due authorization, execution and delivery by Borrower of the Amendment and Security Agreement, (C) that the execution, delivery and performance of the Amendment and Security Agreement and the grant of a security interest pursuant thereto do not conflict with, or result in a default under, any applicable law, Borrower's Certificate of Incorporation or Bylaws, or any material agreement to which Borrower is a party or by which it is bound, (D) that the Amendment and Security Agreement are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, and (E) that no action, other than the filing of the Financing Statement with the Secretary of State of California, is necessary or required for the perfection of Agent's security interest in the Collateral.

               C. BORROWING BASE CERTIFICATE. Agent shall have received a completed Schedule B (Borrowing Base Certificate) to the Report of Borrower's Chief Financial Officer, dated as of the month end immediately prior to the date hereof.

               D. NOTICE AND LOCKBOX. Agent shall have received a letter from Borrower addressed to Bank of America notifying it of Agent's security interest in Borrower's primary deposit account maintained with Bank of America (the "Operating Account"). Immediately following the date of the first Loan after the date hereof and until such time as a lockbox with respect to Borrower's Accounts is established with Agent, Borrower shall manually wire excess balances to Agent from the Operating Account on a daily basis.

               E. AMENDMENT FEE. Agent shall have received payment of a fee from Borrower in the amount of $10,000.

                                       9.

     30. RELEASE AND WAIVER.  BORROWER HEREBY REPRESENTS AND WARRANTS TO
AGENT AND BANKS THAT IT HAS NO KNOWLEDGE OF ANY FACTS THAT WOULD SUPPORT A CLAIM, COUNTERCLAIM, DEFENSE OR RIGHT OF SET-OFF, AND HEREBY RELEASES
AGENT AND BANKS FROM ALL LIABILITY ARISING UNDER OR WITH RESPECT TO THE CREDIT AGREEMENT, AND WAIVE ANY AND ALL CLAIMS, COUNTERCLAIMS, DEFENSES AND RIGHTS
OF SET-OFF, AT LAW OR IN EQUITY, THAT ANY BORROWER MAY HAVE AGAINST AGENT OR ANY BANK EXISTING AS OF THE DATE OF THIS AMENDMENT ARISING UNDER OR RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO THE LOANS CONTEMPLATED HEREBY OR THEREBY OR TO ANY ACT OR OMISSION TO ACT BY AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO.

     31. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Banks to Borrower and/or its affiliates.

     32. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment shall be deemed effective upon the execution of a counterpart hereof by each of Borrower and Agent.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


BORROWER                               PYRAMID TECHNOLOGY CORPORATION

                                       By:    /s/ Kent Robertson
                                           -------------------------------
                                           Name:  Kent Robertson
                                           Title:  Sr. V.P. & CFO






                                      10.

AGENT                           THE FIRST NATIONAL BANK OF BOSTON

                                BY: /s/ George Hibbard
                                    -----------------------------
                                NAME: George Hibbard
                                TITLE: Vice President


BANKS                           THE FIRST NATIONAL BANK OF BOSTON

                                BY: /s/ George Hibbard
                                   ------------------------------
                                NAME: George Hibbard
                                TITLE: Vice President




                                      11.

                                   SCHEDULE 1
                               TO FIRST AMENDMENT
                              TO CREDIT AGREEMENT


     Borrower represents and warrants that its representations and warranties in Section 4 of the Credit Agreement, except to the extent they specifically relate to another date, are no longer true and accurate only in the following respects:


     See new Schedule 4.14 attached





                                       1.

                                   EXHIBIT A

                                                                                              SCHEDULE B
                                                                                        TO
                                                                                              EXHIBIT C

                                BORROWING BASE

Eligible Accounts
- - -----------------
A.    The aggregate amount of Borrower's Accounts (per detailed or
summary aging of accounts receivable attached hereto).                                                   $________

B.    Ineligible Accounts - list each such Account only once, in the first
category in which it appears.                                                                            $________

      1.      Accounts as to which full payment has not been received within ninety (90) days of
              the invoice date.                                                                          $________
      2.      Accounts as to which goods, merchandise or other personal property or services have
              not been fully delivered or performed.                                                     $________
      3.      Accounts subject to defense, offset, counterclaim or other right to avoid or reduce the
              liability by the account debtor.                                                           $________
      4.      Accounts as to which the account debtor is insolvent, subject to bankruptcy or receivership proceedings, has made an assignment for benefit of creditors or whose credit standing is reasonably unacceptable to Banks and Borrower has been notified of
              such.                                                                                      $________
      5.      Accounts as to which an affiliate of a Borrower or Borrower is the account debtor.         $________
      6.      Accounts for any account debtor who comprises fifteen percent (15%) or more of any
              Borrower's total Accounts to the extent such Accounts exceed fifteen percent (15%)
              of Borrower's total Accounts.                                                              $________
      7.      Government Accounts in which Agent does not have a perfected security interest.            $________
      8.      Accounts of any account debtor as to which thirty percent (30%) are more than ninety
              (90) days past due.                                                                        $________
      9.      Other Accounts deemed ineligible by Agent.                                                 $________
      10.     Total ineligible Accounts (An amount equal to the sum of Lines B.1-B.9).                   $________

C.      The aggregate amount of Borrower's Eligible Accounts
(An amount equal to Line A minus Line B.9)                                                               $________

D.      Borrowing Base (An amount equal to 70% of Eligible Accounts).                                    $________




                                       2.